Exhibit 10.10

EXECUTION COPY

AMENDMENT NO. 1 TO THE

DEFERRED COMPENSATION AGREEMENT

WITH DEAN H. HESS

This AMENDMENT NO. 1 (this “Amendment”) to the deferred compensation agreement between Jacksonville Savings Bank (the “Bank”) and Dean H. Hess is hereby entered on January 17, 2018.

WHEREAS, Chapin State Bank, the predecessor to the Bank, entered into a deferred compensation agreement with Mr. Hess on August 3, 1987 (the “Agreement”); and

WHEREAS, the Bank is a wholly-owned subsidiary of Jacksonville Bancorp, Inc. (“Jacksonville”); and

WHEREAS, Jacksonville, CNB Bank Shares, Inc. and CNB Acquisitions, Inc. have entered into an Agreement and Plan of Merger dated as of January 17, 2018 (the “Merger Agreement”); and

WHEREAS, following the completion of the transactions contemplated by the Merger Agreement (the “Merger”), the Agreement shall be assumed by any successor to the Bank pursuant to the terms of the Agreement as amended by this Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.          Deletion of Section 3 of the Agreement. Section 3 of the Agreement is hereby deleted in its entirety.

2.          Amendment to Section 4 of the Agreement. Section 4 of the Agreement is hereby amended and restated as follows:

“4         NO ACCELERATION OF BENEFIT PAYMENTS. No acceleration of the time or schedule of any payment may be made pursuant to this Agreement, unless both written consent is received from the Director and such earlier distribution does not result in adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended.”

3.          Capitalized Terms. Capitalized terms herein shall have the meanings ascribed to them in the Agreement except as otherwise expressly provided in this Amendment.

4.          Effect of Amendment. Except and to the extent modified by this Amendment, the provisions of the Agreement shall remain in full force and effect and are hereby incorporated into and made a part of this Amendment.

5.          Effective Date. This Amendment shall become effective on the date on which the Effective Time occurs. In the event the Merger Agreement is terminated by the parties thereto without the transactions contemplated thereby having been consummated, this Amendment shall be deemed null and void ab initio.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties below have executed this Amendment as of the date first written above.

JACKSONVILLE SAVINGS BANK

By:	/s/ Richard A. Foss
Name:	Richard A. Foss
Title:	President and CEO

DIRECTOR

/s/ Dan H. Hess
Dean H. Hess

3